                                                                    Exhibit 99.2

                        FORM OF INTRODUCTION LETTER TO:
                           DRP AND SSPP PARTICIPANTS

                                                      Date:


Dear Fellow Shareholder:

McDonald's is pleased to introduce MCDIRECT SHARES - a stock purchase plan designed to promote long-term ownership among investors who are committed to investing a minimum amount and building their McDonald's share ownership over time.

McDirect Shares will REPLACE the current Dividend Reinvestment Plan (DRP) and System Stock Purchase Plan (SSPP) effective December 31, 1995. As a current DRP or SSPP participant, YOU WILL AUTOMATICALLY BE ENROLLED in MCDirect Shares unless you return part A of the enclosed form by DECEMBER 8. This automatic enrollment means you do not need to meet the minimum eligibility requirements to participate in the new Plan and the $5 enrollment fee will be waived. However, if you decide not to join the new Plan now but decide to enroll after December 8, you must pay the enrollment fee and meet the eligibility requirements of either (1) owning 25 or more shares of McDonald's stock, or (2) making an initial cash investment of $1,000 or more, or (3) authorizing automatic monthly investments of $100 or more to be deducted from your U.S. bank account. Separately, parts B and C of the enclosed form allow you to change or authorize automatic monthly investments via direct withdrawal from your U.S. bank account, or make an optional cash investment, respectively.

Modest fees, as described in the prospectus, will be charged for participating in the new Plan starting January 1, 1996. These fees enable us to cost-effectively make the Plan available by partially offsetting the cost of servicing Plan participants.

Plan highlights are on reverse side. Please read the enclosed prospectus for complete Plan details.

Thank you for your support and loyalty as a customer and a shareholder.


Sincerely,


Lisa Ivinjack Ciota,
Manager, Investor Services
Shareholder



                QUESTIONS ABOUT MCDIRECT SHARES OR YOUR ACCOUNT?

                              CALL X-XXX-XXX-XXXX

                         MCDIRECT SHARES PURCHASE PLAN
                                   HIGHLIGHTS

    PLEASE READ THE ENCLOSED PROSPECTUS FOR COMPLETE TERMS AND CONDITIONS
                                  OF THE PLAN



CASH INVESTMENTS
----------------
Effective January 1, 1996:
  .  Purchases will be made daily when practical, but at minimum weekly.
  .  Minimum optional cash investment will be $100.
  . Automatic monthly investments via direct withdrawal from a U.S. bank account must be at least $100. To increase your automatic monthly investment amount or begin making automatic monthly investments, complete and return part B of the enclosed form.
  . If available, minimum payroll deduction contributions accepted from McDonald's System members will be $40 per investment.


DIVIDEND REINVESTMENT
---------------------
  . Cash dividends, less applicable account fees, will automatically be reinvested in additional shares of common stock.


INITIAL STOCK PURCHASES
-----------------------
New investors can make their first purchase through the Plan by either:
  .  investing $1,000 or more, or
  .  authorizing automatic monthly investments of at least $100 per month.

A $5 enrollment fee plus applicable investment fees will be deducted from the initial investment.


LOW FEES
--------
Plan fees are deducted prior to investing funds:
  . The fees for investments made via check or money order are 10 cents per share - capped at $5 - plus $5.
  . Automatic monthly investment fees are 10 cents per share - capped at $5 - plus $1.
  . A $3 annual Plan account fee will be deducted in quarterly installments when cash dividends are reinvested.


OTHER SERVICES AVAILABLE -- (see prospectus for more information)
-------------------------

Certificate Safekeeping    Individual Retirement Account    Sale of Plan Shares



                QUESTIONS ABOUT MCDIRECT SHARES OR YOUR ACCOUNT?
                              CALL X-XXX-XXX-XXXX

                        FORM OF INTRODUCTION LETTER TO:
                        NON-PLAN SHAREHOLDERS OF RECORD

                                                    Date:

Dear Shareholder:

McDonald's is pleased to introduce MCDIRECT SHARES - a stock purchase plan designed to promote long-term ownership among investors who are committed to investing a minimum amount and building their McDonald's share ownership over time.

WE ARE EXTENDING A SPECIAL INVITATION TO EXISTING SHAREHOLDERS TO ENROLL IN MCDIRECT SHARES. The minimum eligibility criteria and $5 enrollment fee will be waived if you complete and return part A of the enclosed form prior to DECEMBER 8, 1995. While you can enroll in the Plan at any time after December 8, you must then pay the $5 enrollment fee and meet the minimum eligibility criteria of (1) owning 25 or more shares of McDonald's stock, or (2) making an initial investment of $1,000 or more, or (3) authorizing automatic monthly investments of $100 or more to be deducted from your checking or savings account. Separately, parts B and C of the enclosed form allow you to authorize automatic monthly investments via direct withdrawal from your U.S. bank account, or make an optional cash investment, respectively.

Modest fees, as described in the prospectus, will be charged for participating in the new Plan. These fees enable us to cost-effectively make the Plan available by partially offsetting the cost of servicing Plan participants.

Plan highlights are on reverse side. Please read the enclosed prospectus for complete Plan details.

Thank you for your support and loyalty as a customer and a shareholder.

Sincerely,


Lisa Ivinjack Ciota,
Manager, Investor Services
Shareholder



                QUESTIONS ABOUT MCDIRECT SHARES OR YOUR ACCOUNT?
                              CALL X-XXX-XXX-XXXX

                         MCDIRECT SHARES PURCHASE PLAN
                                  HIGHLIGHTS

    PLEASE READ THE ENCLOSED PROSPECTUS FOR COMPLETE TERMS AND CONDITIONS
                                  OF THE PLAN


CASH INVESTMENTS
----------------
  .  Purchases will be made daily when practical, but at minimum weekly.
  . Purchase additional shares of McDonald's stock for as little as $100 per investment.
  . Make automatic monthly investments of at least $100 via direct withdrawals from your U.S. bank account. To begin automatic monthly investments of $100 or more, complete and return part B of the enclosed form.
  . If available, McDonald's System members can invest by making payroll deduction contributions of at least $40 per investment.


DIVIDEND REINVESTMENT
---------------------
  . Cash dividends, less applicable account fees, will automatically be reinvested in additional shares of common stock.


INITIAL STOCK PURCHASES
-----------------------
New investors can make their first purchase through the Plan by either:
  .  investing $1,000 or more, or
  .  authorizing automatic monthly investments of at least $100 per month.

A $5 enrollment fee plus applicable investment fees will be deducted from the initial investment.


LOW FEES
--------
Plan fees are deducted prior to investing funds:
  . The fees for investments made via check or money order are 10 cents per share - capped at $5 - plus $5.
  . Automatic monthly investment fees are 10 cents per share - capped at $5 - plus $1.
  . A $3 annual Plan account fee will be deducted in quarterly installments when cash dividends are reinvested.


OTHER SERVICES AVAILABLE -- (see prospectus for more information)
------------------------

Certificate Safekeeping    Individual Retirement Account    Sale of Plan Shares



                QUESTIONS ABOUT MCDIRECT SHARES OR YOUR ACCOUNT?
                              CALL X-XXX-XXX-XXXX